Exhibit 99.1

McorpCX, Inc. Provides Second Quarter 2016 Corporate Update and Announces Results from Annual Shareholders Meeting

San Francisco, CA, August 17, 2016 (PRNewswire) -- Customer experience solutions and software company McorpCX, Inc. (TSXV: MCX, OTCQB:MCCX) (“McorpCX” or the “Company”) today provided a business update reporting financial results for the three months ended June 30, 2016 and announced voting results from its annual shareholder meeting.

“During Q2 2016, our revenues increased compared to both the first quarter of 2016 and the second quarter of 2015, primarily as a result of increased revenues from consulting services. Although we continue to expect that consulting will be important to near-term revenue, we plan to expand software distribution and service offerings through increased investments in product development and sales and marketing activities,” said Michael Hinshaw, McorpCX President and CEO.

Second Quarter 2016 Corporate Highlights include:

■	Revenue increased 108% from the first quarter of 2016.

■	Revenue increased 48% from the second quarter of 2015.

■	Cash position remains strong at approximately US$2.54 million as of June 30, 2016.

“We believe the business landscape for technology-driven customer insight products and services continues to be positive and the Company plans to expand its position in this market by continuing to develop and market its scalable Software-as-a-Service (SaaS) solutions and software enabled services,” concluded Mr. Hinshaw.

Additionally, on August 10, 2016 McorpCX, Inc. held its annual meeting of shareholders in which shareholders voted on key Company initiatives. Shareholders approved the Company’s amended and restated stock option plan as well as an increase in the Company’s authorized capital from 30,000,000 shares to 500,000,000 shares.

Shareholders also ratified the appointment of MaloneBailey LLP as the Company’s independent auditor for fiscal year 2016, approved, on a non-binding advisory basis, the compensation structure for the Company’s named executive officers, and elected all four nominees to the board of directors.

For a complete discussion of the Company’s financial condition and operating results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited financial statements and the accompanying notes in our Form 10-Q for the three month ended June 30, 2016 and our Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) and with the Canadian securities regulators on the System for Electronic Document Analysis and Retrieval (“SEDAR”). For full voting results from the annual meeting of shareholders please refer to the Form 8-K dated August 16, 2016 as filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR.

About McorpCX

McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations. Touchpoint Mapping® - our signature product and approach to quantifying customer experience - automatically maps the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand “Voice-of-the-Customer” insights that are intended to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.

Visit the company online at http://mcorp.cx, and follow @McorpCX on Twitter: https://twitter.com/mcorpcx. Information on our website and on Twitter is not part of this press release.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Media: Denise Marshall at +1-415-526-2655, Ext. 706

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements include statements relating to the Company's business and operations. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.